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                                                                    Exhibit 10.6


                         SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT ("Agreement") dated as of the 8th day of May, 1995, is entered into by and among Innovative Solutions & Support, Inc., a Pennsylvania corporation (the "Company"), Geoffrey S. M. Hedrick, an individual ("Hedrick"), and the purchasers listed on SCHEDULE I hereto (hereinafter referred to collectively as the "Purchasers" and individually as a "Purchaser").

                                   WITNESSETH:

      WHEREAS, the Company is in need of equity capital in order to carry on and expand its business and the Purchasers are willing to provide such equity capital by purchasing securities of the Company on the terms contained or referred to herein.

      NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

      I.   PURCHASES AND SALES; CLOSING

           1.1 PURCHASE AND SALES. Subject to the terms and conditions set forth in this Agreement, each Purchaser listed on SCHEDULE I hereto shall purchase from the Company and the Company shall issue and sell to each Purchaser, on the Closing Date (as hereinafter defined), the number of shares of Series A Convertible Preferred Stock, par value $.001 per share ("Preferred Stock") set forth opposite each Purchaser's name on SCHEDULE I hereto under the caption "Preferred Stock", for a purchase price of $24.00 per share.

           1.2  CLOSING.

                (a) The consummation of the transactions referred to in Section
1.1 shall constitute the closing (the "Closing"). The date on which the Closing takes place is referred to herein as the "Closing Date". At the Closing (i) the Company shall deliver to each Purchaser a certificate evidencing the number of shares of Preferred Stock set forth opposite each Purchaser's name on SCHEDULE I hereto under the caption "Preferred Stock", with such certificates registered in the name of such Purchaser and legended as provided herein, and (ii) each Purchaser shall deliver to the Company the amount set forth opposite such Purchaser's name on SCHEDULE I hereto under the caption "Purchase Price", by check or wire transfer. The Closing shall take place at the offices of Klett Lieber Rooney & Schorling, 40th Floor, One Oxford Centre,
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Pittsburgh, Pennsylvania at 11:00 a.m. on May 8, 1995, or on such other date and time as the parties hereto may agree.

                (b) Notwithstanding any provision to the contrary contained herein, at the Closing, payment of the purchase price set forth on SCHEDULE I hereto opposite the Purchaser "The P/A Fund" shall be made by delivery by The P/A Fund to the Company of (i) the Company's Demand Note dated April 28, 1995 in the principal amount of $250,000.00 (the "Demand Note") and the Security Agreement dated April 28, 1995 between the Company and The P/A Fund (the "Security Agreement"), and termination statements for such UCC filings as have been made by The P/A Fund, and (ii) the balance of the purchase price in the amount of $3,080,000.00 by wire transfer, in exchange for 138,750 shares of Preferred Stock. Upon receipt of the Demand Note, the Company shall mark the Demand Note "paid in full" and the Demand Note and the Security Agreement shall be cancelled and shall have no further force or effect whatsoever.

      II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           Subject to and except as disclosed by the Company on SCHEDULE II hereto, the Company hereby represents and warrants to each of the Purchasers as follows:

           2.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company has all requisite corporate power and authority and holds all licenses, permits and other required authorizations from governmental authorities necessary to own its properties and assets and to conduct its businesses as presently conducted except where the failure to obtain such licenses, permits and authorizations would not have a material adverse effect on the operations or financial condition of the Company. The Company will obtain as soon as reasonably practicable all required authorizations of governmental authorities necessitated by the operations of the Company in the future. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company. True and complete copies of the Company's Articles of Incorporation, as amended, and its bylaws, as presently in effect, have been delivered to special counsel for the Purchasers.

           2.2  CAPITALIZATION.

                (a) At the date hereof, the Company's authorized capital stock consists of 2,000,000 shares common stock, par value $.001 per share ("Common Stock"), of which 602,504 shares are issued and outstanding, and 500,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and

                                       2.
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outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                (b) Prior to the Closing, the Company will file the Amendment to the Articles of Incorporation (the "Amendment"), in substantially the form attached hereto as EXHIBIT A, with the Secretary of State of the Commonwealth of Pennsylvania. Upon the effectiveness of the Amendment, the authorized capital of the Company shall consist of 500,000 shares of preferred stock, of which 200,000 shares have been designated as Series A Convertible Preferred Stock, par value $.001 per share, and 2,000,000 shares of Common Stock, par value $.001 per share. The voting rights, preferences, privileges and qualifications of the Preferred Stock and the Common Stock shall be as set forth in the Amendment.

                (c) The shares of Preferred Stock which are being issued and sold hereunder have been duly and validly authorized and, when issued, sold and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued, fully paid and nonassessable and will be subject to no lien, encumbrance or restriction except as contemplated by this Agreement. The shares of Common Stock issuable upon conversion of the Preferred Stock have been duly and validly authorized and, upon conversion of the Preferred Stock, will be validly issued, fully paid and nonassessable and will be subject to no lien, encumbrance or restriction except as contemplated by this Agreement. All necessary approval or authorization of the shareholders and the directors of the Company shall be obtained prior to Closing for (i) the issuance and sale of the Preferred Stock as contemplated herein, and (ii) the issuance of shares of Common Stock upon conversion of the Preferred Stock. The Company shall, at all times, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Preferred Stock.

                (d) Except for (i) the Preferred Stock to be issued pursuant to this Agreement, (ii) 200,000 shares of Common Stock reserved for issuance upon conversion of the Preferred Stock, and (iii) except as disclosed on SCHEDULE II hereto, or as otherwise provided in this Agreement, (A) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any securities of the Company is authorized or outstanding, (B) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to the holders of any securities of the Company any evidences of indebtedness or any

                                       3.
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assets of the Company, (C) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or to pay any dividend or make any other distribution in respect thereof, (D) no person or entity is entitled to any preemptive or similar right with respect to the issuance of any securities of the Company, and (E) no person or entity has any rights to require the registration of any securities of the Company under the Securities Act of 1933 (the "Securities Act").

                (e) The Company has no subsidiaries and does not own or control, directly or indirectly, any other corporation, association or business entity.

           2.3 AUTHORIZATION, VALIDITY AND ENFORCEABILITY. The Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. All action, corporate or otherwise, on the part of the Company and its officers, directors and shareholders, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder has been taken or will be taken prior to the Closing Date and this Agreement, when executed, will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement, including EXHIBIT A hereto, the issuance of the Preferred Stock and the issuance of the shares of Common Stock upon conversion of the Preferred Stock, will not (i) violate the Company's Articles of Incorporation, as amended or its bylaws, or (ii) violate any provision of law, or (iii) conflict with, or result in a breach of any of the terms of, or constitute a default under any agreement, instrument or other restriction to which the Company is a party or by which the Company or any of its properties or assets is bound.

           2.4 GOVERNMENT CONSENTS, ETC. No consent, approval or authorization of, or declaration, registration or filing with, any person, entity or governmental authority on the part of the Company is required for the valid execution, delivery and performance of this Agreement, including EXHIBIT A hereto, or the valid consummation of the transactions contemplated hereby, except for filings pursuant to federal and state securities laws, if any, and filings under the Pennsylvania Business Corporation Law of 1988, as amended, which filings have been or will be made in a timely manner.

           2.5 SECURITIES LAWS. Subject to the accuracy of the Purchasers' representations and warranties set forth in Article III

                                       4.
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hereof, the offer, sale and issuance of the Preferred Stock as provided in this
Agreement, are and are intended to be: (i) exempt from the registration requirements of the Securities Act pursuant to one or more of Sections 3(b) and 4(2) thereof and Regulation D promulgated thereunder, and (ii) exempt from the registration or qualification requirements of applicable state securities laws. Neither the Company nor, to the Company's knowledge, anyone authorized by the Company to act on its behalf has directly or indirectly offered the Preferred Stock or any part thereof for sale to, or solicited any offer to buy the Preferred Stock or any part thereof from, any person other than the Purchasers, or other persons reasonably believed by the Company to meet the qualifications set forth in Section 3.3 below, and neither the Company nor, to the Company's knowledge, anyone authorized to act on its behalf, has taken or hereafter will take any action that would cause the loss of such exemptions.

           2.6 FINANCIAL STATEMENTS. The Company's unaudited financial statements for the fiscal years ended September 30, 1993 and September 30, 1994, and the unaudited financial statements for the five month period ended February 28, 1995 (collectively, the "Financial Statements"), copies of which have been provided to the Purchasers, present fairly and accurately the financial position of the Company at the dates indicated and the results of operations for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. Since the date of the unaudited financial statements for the five month period ended February 28, 1995 (the "Unaudited Financial Statements") and except as disclosed on SCHEDULE II hereto, (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the Unaudited Financial Statements except for changes in the ordinary course of business which have not been materially adverse, and (ii) none of the business, prospects, financial condition, operations or property of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. Except as disclosed in the Financial Statements or on SCHEDULE II hereto, the Company has no liabilities of any type which individually exceed $10,000, or in the aggregate exceeded $100,000, whether matured or unmatured, absolute or contingent, or otherwise.

           2.7 NO DEFAULTS IN AGREEMENTS. Except as disclosed on SCHEDULE II hereto, (i) the Company is not in violation of its Articles of Incorporation, as amended, or its bylaws, and (b) the Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, lease, note, or other instrument to which it is a party or by which it may be bound

                                       5.
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which would have a material adverse effect on the operations or financial condition of the Company.

           2.8 MATERIAL TRANSACTIONS. Except as disclosed in the Financial Statement or on SCHEDULE II hereto, the Company has not (i) borrowed any funds or incurred or become subject to any obligations or liabilities (absolute or contingent), except as incurred in the ordinary course of business, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than current liabilities in the ordinary course of business and obligations incurred in the ordinary course of business referred to in clause (i) above, (iii) declared or paid any dividends or distributions to its shareholders of any assets of any kind whatsoever, (iv) entered into any agreements or arrangements granting any preferential rights to purchase any of the assets, properties or rights of the Company (including management and control thereof), or requiring the consent of any party to a transfer or assignment of such assets, properties or rights (or change in the management or control thereof), or providing for the merger or consolidation of the Company into or with another corporation, (v) suffered any material losses, waived any material rights of value or cancelled any debts or claims other than in the ordinary course of business, (vi) except in the ordinary course of business, made or permitted any amendment or termination of any contract, agreement or license to which it is a party, (vii) changed any accounting method or practice, including without limitation, any change in depreciation or amortization policies or rates, (viii) made any loan to any person or entity, including but not limited to any officer, director or employee of the Company, or increased the compensation or benefits payable, or to become payable, to any of the officers, directors or employees of the Company, including but not limited to any bonus payment or deferred compensation, other than increases in compensation and benefits due to cost of living adjustments or as required by written employment contracts, (ix) entered into any transaction other than in the ordinary course of business, or (x) entered into an agreement to do any of the things described in clauses (i) through (ix) above.

           2.9 MATERIAL AGREEMENTS. Except as disclosed on SCHEDULE II hereto, the Company is not a party to any written or oral (i) contract for employment which may not be terminated by the Company on not more than 30 days' notice without liability to the Company, (ii) pension or profit sharing plan, retirement plan, bonus plan, stock purchase or stock option plan or any similar plan, formal or informal, whether covering one or more employees for former employees, (iii) contract or commitment with any labor union with respect to any of its employees, or (iv) contract involving the payment by or to the Company of more than $25,000, and/or the performance of which may extend more than 90 days from the date

                                       6.
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hereof, or (v) other material contract, agreement or understanding, whether formal or informal.

           2.10 LITIGATION. Except as disclosed on SCHEDULE II hereto, there is no action or proceeding at law or in equity pending or, to the best knowledge of the Company, threatened against the Company or any of its properties before any court or governmental commission, foreign or domestic; and there is no such proceeding pending or, to the best knowledge of the Company, threatened, in arbitration or before any administrative agency; and to the best knowledge of the Company, there are no facts, events or occurrences by reason of which any such action or proceeding may be brought. There is no judgment, consent, decree, injunction, rule or other judicial or administrative order outstanding against the Company.

           2.11 TAXES. The Company has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith which are disclosed on SCHEDULE II hereto. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not made any elections pursuant to the Internal Revenue Code of 1986, as amended (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have an adverse effect on the Company, its financial condition, its business as presently conducted or any of its material assets.

           2.12 CERTAIN TRANSACTIONS. Except as disclosed on SCHEDULE II hereto, the Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever; none of said officers or directors or any members of their immediate families are indebted to the Company or to the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship or any firm or corporation which competes with the Company (other than officers or directors of the Company who own no more than 1% of the outstanding stock in publicly traded companies which compete with the Company). Except for employment contracts with the Company or stock options, and except as set forth on SCHEDULE II, no officer or director or any member of their immediate families, is, directly or indirectly, interested in any contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

           2.13 PROPERTY AND ASSETS. Except as disclosed on SCHEDULE II hereto, the Company has title to all of its real and

                                       7.
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personal property, free and clear of any and all claims, liens, encumbrances, equities and restrictions of every kind and nature whatsoever. The Company does not own any real property except as disclosed herein or in the Financial Statements.

           2.14 COMPLIANCE. The Company has complied in all material respects with all laws, regulations and orders, foreign or domestic, applicable to its business as now conducted, and the present uses by the Company of its properties, and the conduct by the Company does not in any material respect violate any laws, regulations or orders.

           2.15 INSURANCE. The Company maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated, including without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

           2.16 INTELLECTUAL PROPERTIES. Set forth on SCHEDULE II hereto is a true and complete list of all patents, trademarks, service marks, trade names, copyrights, licenses and proprietary rights owned, licensed or used by the Company. The Company owns or possesses, or can obtain by payment of royalties in amounts which, in the aggregate, do not materially adversely affect the operations or financial condition of the Company, all of the patents, trademarks, service marks, trade names, copyrights, proprietary rights, trade secrets, and licenses or rights to the foregoing, necessary for the conduct of the business of the Company as now conducted. To the knowledge of the Company, the business of the Company as now conducted does not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses or proprietary rights of any person or entity. The Company is not aware that any employee is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or would conflict with the business of the Company as now conducted or as proposed to be conducted.

           2.17 NON-DISCLOSURE AND INVENTIONS AGREEMENTS. Each employee of the Company has executed and delivered to the Company a Non-Disclosure and Inventions Agreement, a representative copy of which has been delivered to special counsel for the Purchasers.

           2.18 SENSITIVE PAYMENTS. Neither the Company nor, to the Company's knowledge, any of its officers or directors nor anyone authorized by the Company to act on behalf of any of them, has made or received any "sensitive" payments, and to the Company's

                                       8.

knowledge, no such person has or will maintain any unrecorded cash or noncash assets out of which any "sensitive" payments might be made. "Sensitive" payments means, whether or not illegal, (i) payments to or from government officials or employees, (ii) commercial bribes or kick-backs, (iii) amounts paid with an understanding that rebates or refunds will be made in contravention of the laws of any jurisdiction, either directly or through a third party, (iv) political contributions, and (v) payments or commitments (whether made in the form of commissions, payments of fees for goods or services received or otherwise) made with the understanding or under circumstances which would indicate that all or part thereof is to be paid by the recipient to government officials or employees or as a commercial bribe, influence payment or kick-back; provided, however, that "sensitive" payments shall not include contributions to political campaigns or organizations which are permissible under federal and state election laws.

           2.19 BOOKS AND RECORDS. The books and records of the Company are complete and correct in all material respects and have been maintained in accordance with good business practices and contain a true and complete record of all meetings or proceedings of the Board of Directors and the shareholders. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

           2.20 EMPLOYMENT MATTERS. There is no material labor dispute involving the Company and its employees, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee intends to terminate his employment with the Company, nor does the Company have any present intention to terminate the employment of any officer or key employee.

           2.21 DISCLOSURE. No representation or warranty by the Company contained in this Agreement or any Schedule or Exhibit hereto, or any certificate or other instrument required by this Agreement to be furnished to the Purchasers or their special counsel by the Company with respect to the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact which is necessary in order to make the statements contained herein or therein, not misleading. There is no fact known to the Company relating to the business, operations, condition or prospects of the Company which materially adversely affects the same and which has not been disclosed to the Purchasers by the Company.

           2.22 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall survive the execution and delivery of this Agreement and the purchase and issuance of the Preferred Stock, but shall terminate

                                       9.
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upon the earlier of (i) the closing of the Company's Public Offering, as defined in Section 4.2 hereof, or (ii) December 31, 2000.

      III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

           Each Purchaser hereby severally represents and warrants to the Company as follows:

           3.1 ORGANIZATION; GOOD STANDING. Each Purchaser, if a corporation or a partnership, is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, as the case may be, and has all requisite power and authority to carry on its business as now conducted.

           3.2 AUTHORIZATION, VALIDITY AND ENFORCEABILITY. Each Purchaser, if a corporation or a partnership, has full corporate or partnership, as the case may be, power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. All action, corporate or otherwise, on the part of each Purchaser, and its officers, directors, and shareholders or partners, as the case may be, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of each Purchaser hereunder has been taken or will be taken prior to the Closing Date of this Agreement, when executed, will constitute a legal, valid and binding obligation of each Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement, will not (i) violate such Purchaser's charter, bylaws or other organizational document, or
(ii) violate any provision of law, of (iii) conflict with, or result in a breach of any of the terms of, or constitute a default under any agreement, instrument or other restriction to which such Purchaser is a party or by which such Purchaser or any of its properties or assets is bound.

           3.3  ACCREDITED    INVESTOR.    Each   Purchaser   is   an
"Accredited Investor" within the definition set forth in Rule 501(a) of Regulation D promulgated under the Securities Act.

           3.4 PURCHASE FOR INVESTMENT. Each Purchaser represents that it is purchasing and acquiring the securities for its own account for investment and not with a view to the resale or distribution, in whole or in part, in violation of the Securities Act or applicable state securities law. If a Purchaser requests the Company to register the Preferred Stock in the name of either the Purchaser's nominee, the Purchaser's immediate family members,

                                      10.
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or an "affiliate" of the Purchaser provided that the Purchaser "controls" or is
"controlled" by or is under "common control" with, such "affiliate," as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act") or in regulations promulgated thereunder, the Company will not withhold its consent unreasonably if such request is accompanied by an opinion of counsel of the Purchaser that such registration shall not violate the Securities Act or applicable state securities laws or invalidate the exemption upon which the Company is relying in connection with the offer and sale of Preferred Stock pursuant to this Agreement.

           3.5 ACCESS TO INFORMATION. Each Purchaser has had access during the course of this transaction and prior to the acquisition of the securities, to such information relating to the Company as it has desired, and has been given the opportunity to ask questions of, and receive answers from, the Company and its representatives concerning the Company and the terms and conditions of the issuance and sale of the securities, and to obtain any additional information which the Company possesses or can reasonably obtain which is necessary to verify the accuracy of the information furnished to the Purchaser.

           3.6 RESTRICTIONS ON TRANSFER. Each Purchaser understands that (i) the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Sections 3(b) or 4(2) thereof or Regulation D promulgated under the Securities Act, (ii) the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock will bear a legend to such effect and to the effect that such securities are subject to this Agreement, and
(iv) the Company will make a notation on its transfer books to such effect.

           3.7 GOVERNMENT CONSENTS, ETC. No consent, approval or authorization of, or declaration, registration or filing with, any person, entity or government authority is required on the part of a Purchaser for the valid execution, delivery and performance of this Agreement or the valid consummation of the transactions contemplated hereby.

           3.8 LITIGATION. Each Purchaser represents that there is no litigation pending, or to the knowledge of such Purchaser, threatened, which could adversely affect the transactions contemplated by this Agreement.

                                       11.
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           3.9 SURVIVAL. The representations, warranties and covenants of the
Purchasers contained herein shall survive the execution and delivery of this Agreement and the acquisition of the Preferred Stock, but shall terminate upon the earlier of (i) the closing of the Company's Public Offering, as defined in
Section 4.2 hereof, or (ii) December 31, 2000.

       IV. COVENANTS OF THE COMPANY

           The Company covenants and agrees with the Purchasers as follows:

           4.1 QUARTERLY AND ANNUAL FINANCIAL STATEMENTS. The Company shall furnish to each Purchaser;

                (a) As soon as available, but in any event, within 45 days after the end of each fiscal quarter of the Company, an unaudited balance sheet of the Company as at the end of such quarter and unaudited statements of income and of changes in financial condition of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter setting forth in comparative form the Company's financial statements for the corresponding periods for the prior fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition of the Company at the date thereof and for the periods covered thereby, subject to changes resulting from year-end adjustments and accruals; and

                (b) As soon as available, but in any event, within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of changes in financial condition of the Company for such year, including comparisons to the corresponding periods in prior years, prepared in accordance with generally accepted accounting principles consistently applied and certified by independent certified public accountants.

         4.2 AVAILABILITY OF RULE 144 AND RULE 144A. At such time as the Company becomes subject to the reporting requirements of Section 13 of the Exchange Act, whether as a result of the Company's Public Offering (as hereinafter defined) or any other public offering of the Company's capital stock, or because the Company meets the criteria of Section 12(g) of the Exchange Act, it shall file with the Securities and Exchange Commission (the "Commission") all reports required to be filed by it pursuant to Section 13 or Section 15(d) of the Exchange Act and applicable rules and regulations thereunder, and shall maintain full

                                       12.

compliance with the current public information requirements of Rule 144 and Rule 144A promulgated under the Securities Act or any similar successor to such rule. "Public Offering" means a firm commitment underwritten offering to the public of the Company's Common Stock pursuant to a registration statement under the Securities Act where the aggregate sales price of such securities (before deduction of underwriting discounts, commissions and expenses of sale) is not less than $10,000,000, and the accreted value per share of Preferred Stock then outstanding, giving effect to the public offering, is at least $100.00 per share, subject to adjustment to reflect stock splits, reverse stock splits or combinations.

         4.3 OTHER INFORMATION. The Company will promptly notify the Board of Directors of all material developments, including without limitation, all discussions, offers, contracts, mergers, acquisitions, divestitures and any changes in the business, properties, assets or condition, financial or otherwise, of the Company. In addition, prior to the start of each fiscal year, the Company shall submit to the Board of Directors for its approval, an annual operating plan, which plan shall include, without limitation, a budget and projected monthly financial statement for such year.

         4.4 KEY MANAGER LIFE INSURANCE. When obtained by the Company, the Company shall maintain key manager life insurance upon the life of Hedrick in the amount of $2,000,000, with the proceeds payable to the Company.

         4.5 INSPECTION. The Company shall permit any Purchaser, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, to examine its records and make copies thereof (at the cost of the Purchaser) and to discuss its affairs and finances with its officers, at all such reasonable times during regular business hours and upon reasonable advance notice as often as may be reasonably requested. The rights set forth in this Section 4.5 shall be exercised solely in furtherance of the proper interests of such Purchaser as an investor in the Company, and any Purchaser exercising its rights of inspection hereunder, and its officers, directors, shareholders, employees, agents and representatives, shall maintain the confidentiality of all financial and other confidential information of the Company acquired by them in exercising such rights. If requested by the Company, each Purchaser exercising its rights hereunder shall execute a confidentiality agreement with the Company. With respect to Parker-Hannifin Corporation, the confidentiality obligations shall be governed by the provisions set forth in the Stock Purchase Agreement dated as of July 11, 1991 between the Company and Parker-Hannifin Corporation.

                                       13.

         4.6 NON-DISCLOSURE AND INVENTIONS AGREEMENTS. The Company shall require all employees now or hereafter employed by the Company, to enter into a Non-Disclosure and Inventions Agreement in substantially the form delivered pursuant to Section 2.17 of this Agreement.

         4.7 BOARD OF DIRECTORS.

                (a) The Board of Directors of the Company shall consist of 8 members. The Company hereby agrees to nominate and Hedrick and the Purchasers hereby agree to vote for the election, among others, of the following candidates to the Board of Directors.

                   (i) As long as The P/A Fund or its affiliates, as the case may be, holds at least 10% of the securities acquired by it pursuant to this Agreement (in any combination which may include shares of Preferred Stock of shares of Common Stock issuable upon conversion of the Preferred Stock, on an as-converted basis, and dividends or other distributions thereon), one director designated by The P/A Fund or its affiliates, as the case may be, which shall initially be Joel P. Adams (provided, however, that a designee which the Board of Directors reasonably determines would cause competitive harm to the Company shall not be nominated); and

                   (ii) One outside director designated by a majority of the Purchasers and approved by the Board of Directors, such approval not to be unreasonably withheld; and

                   (iii) So long as Hedrick shall beneficially own at least 20% of the issued and outstanding capital stock of the Company, Hedrick shall be so nominated and voted for by the Purchasers (in addition to the designees nominated and voted for under clauses (i) and (ii) above).

                (b) If any of the directors designated pursuant to Section 4.7(a) hereof is removed or vacates such position for any reason whatsoever, such vacancy shall not be filled by the remaining members of the Board of Directors, but the Company, Hedrick and the Purchasers shall consent in writing, or vote or cause to be voted, all voting securities in favor of the election of a new designee in compliance with Section 4.7(a), to replace such former designee as promptly as practicable after the occurrence of such removal or vacancy.

                (c) The Company shall reimburse each of the directors for all reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and meetings of committees of the Board of Directors.

                                       14.

                (d) The right to designate a director granted to The P/A Fund or its affiliates, as the case may be, pursuant to Section 4.7(a)(i) hereof, may not be transferred by The P/A Fund or its affiliates, as the case may be, to a transferee of the securities acquired pursuant to this Agreement by The P/A Fund or its affiliates, as the case may be.

         4.8 PREEMPTIVE RIGHTS.

                (a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange:
(i) any shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of preferred stock, (iii) any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell such securities (the "Offered Securities") to each Purchaser as follows: the Company shall offer to sell to each Purchaser that portion of the Offered Securities as the number of shares of Preferred Stock and other shares of Common Stock then held by or issuable to such Purchaser bears to the total number of shares of Common Stock outstanding (assuming for such purpose the issuance of all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock (the "Basic Amount") at a price and on such other terms as shall have been specified by the Company in writing delivered to each Purchaser (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of 15 days.

                (b) Notice of a Purchaser's intention to accept, in whole or in part, an Offer made pursuant to Section 4.8(a) shall be evidenced by a writing signed by such Purchaser and delivered to the Company prior to the end of the 15 day period of such Offer, setting forth such of such Purchaser's Basic Amount as such Purchaser elects to purchase (the "Notice of Acceptance").

                (c) (i) In the event that Notices of Acceptance are not given by the Purchasers in respect of all of each Purchaser's Basic Amount within such 15 day period, the Company shall have 60 days from the expiration of the period set forth in Section 4.8(a) to sell all or any part of such Basic Amount as to which a Notice of Acceptance has not been given by a Purchaser, together with all or any part of the Offered Securities which are not part of the Basic Amount (the "Available Securities") to the person or persons specified in the Offer, in all respects upon terms and conditions, including without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other person or

                                       15.

persons or less favorable to the Company than those set forth in the Offer.

                   (ii) In the event the Company shall propose to sell less than all of the Available Securities (any such sale to be in the manner and on the terms specified in Section 4.8(c) (i) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number of, or other units of, the Basic Amount specified in its respective Notice of Acceptance to an amount which shall be not less than the amount of the Basic Amount which such purchaser elected to purchase pursuant to Section 4.8(b) multiplied by a fraction (x) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (y) the denominator of which shall be the amount of all Offered Securities. In the event that a Purchaser elects to reduce the number or amount of the Basic Amount specified in its Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Purchasers in accordance with Section 4.8(a).

                   (iii) Upon the closing, which shall include full payment to the Company, of the sale to such other person or persons of all or less than all of the Available Securities, then each Purchaser who has exercised its option hereunder shall purchase from the Company, and the Company shall sell to each such Purchaser, the number of the Basic Amount specified in the Notices of Acceptance, as reduced pursuant to Section 4.8(c)(ii), upon the terms and conditions specified in the Offer.

                (d) in each case, any Basic Amount not purchased by a Purchaser or other person in accordance with Section 4.8(c), may not be sold or otherwise disposed of until it is again offered to the Purchasers under the procedures set forth in Sections 4.8(a), 4.8(b) and 4.8(c).

                (e) (i) The rights of the Purchasers under this Section 4.8 shall not apply to:

                        (1) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock; or

                        (2) The issuance of any share of Common Stock upon conversion of the Preferred Stock.

                   (ii) The rights of the Purchasers under this Section 4.8 shall not apply to the following, except to the extent that the aggregate market value of the shares involved in the following exceed $1,000,000:

                                       16.

                        (1) The issuance to officers, directors, employees or consultants of the Company of any shares of capital stock issued by exercise of rights under the terms of a stock option; or

                        (2) The issuance to employees of the Company of any shares of capital stock as a bonus without the receipt by the Company of any monetary consideration therefor.

                (f) Any transferee or assignee of any shares of Preferred Stock or Common Stock owned by a Purchaser and transferred or assigned pursuant to this Agreement shall be entitled to the benefits of this Section 4.8 with respect to such shares and shall not require the consent of the Company thereto.

                (g) For purposes of this Section 4.8, the term "Purchaser" shall include the partners, shareholders or other affiliates of a Purchaser, and a Purchaser may apportion its Basic Amount among itself and such partners, shareholders and other affiliates in such proportion as it deems appropriate; provided, however, if the rights granted herein to any Purchaser are exercised by its partners, shareholders or other affiliates, a condition to such exercise shall be delivery of an opinion of counsel reasonably acceptable to the Company that such exercise shall not invalidate the exemption upon which the Company intends to rely, if any, in the offer and sale of the securities.

           4.9 ISSUANCE OF ADDITIONAL PREFERRED STOCK. The Company agrees that it shall not issue or sell any additional shares of Series A Convertible Preferred Stock after the Closing without the prior consent of the Purchasers.

           4.10 SURVIVAL OF COVENANTS OF THE COMPANY. The obligations of the Company set forth in Sections 4.1, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9 above are continuing covenants of the Company and shall survive until terminated upon the closing of the Company's Public Offering as defined in Section 4.2 hereof. The obligations of the Company set forth in Section 4.2 above are continuing covenants and shall survive the closing of the Company's Public Offering as defined in Section 4.2 hereof.

     V.    REGISTRATION RIGHTS

           5.1 CERTAIN DEFINITIONS. As used in this Article V, the following terms shall have the following respective meanings:

                (i) Act means the Securities Act or any successor federal statute, and the rules and regulations of the Commission issued under the Act, as they each may, from time to time, be in effect.

                                       17.

                (ii) Commission means the Securities and Exchange Commission, or any other federal agency at the time administering the Act.

                (iii) Exchange Act means the Exchange Act or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                (iv) Holder means any person who holds Registrable Shares including any person to whom the rights granted under this Article V are transferred pursuant to Section 5.2 hereof, and Holders means all of them.

                (v) Registration Statement means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                (vi) Registration Expenses means the expenses described in Section 5.6.

                (vii) Registrable Shares means the shares of Common Stock issued or issuable upon conversion of the Company's Preferred Stock and any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events), or any other shares of Common Stock held by a Purchaser; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement or any sale in any manner to a person or entity which, by virtue of Section 5.2 of this Agreement, is not entitled to the rights provided by Article V. Wherever reference is made in this Article V to a request or consent of Holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issued or issuable upon conversion of the Preferred Stock even if such conversion has not yet been effected.

           5.2 Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to this Article V may be assigned (but only with all related obligations) by a Holder to a transferee of such securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and

                                       18.

the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee is restricted under the Act.

           5.3  REQUIRED REGISTRATION.

                (a) At any time after 6 months following the effective date of the Company's initial public offering, the Holders holding in the aggregate at least 65% of the Registrable Shares may request, in writing, that the Company effect the registration of Registrable Shares owned by such Holders aggregating at least 50% of the Registrable Shares held by all of the Holders. If the Holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Holders to participate shall be conditioned upon such other Holders' agreement to participate in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Holders. Such Holders shall have the right, by giving written notice to the Company within 20 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Holders may request in such notice of election, subject to the approval of the underwriting managing the offering. Thereupon, the Company shall, as soon as reasonably practicable, use its best efforts to effect the registration of all Registrable Shares which the Company has been requested to so register. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Holders of Registrable Shares have requested to be included, then the Holders of Registrable Shares who have requested registration and other Holders of Registrable Shares entitled to be included in such registration shall participate in the underwriting pro rata based upon their total ownership of Registrable Shares. The Company shall be entitled to include in such registration, for its own account or for the account of others at the Company's request, such amount of its stock as may be agreed upon by the Holders initiating the registration and the underwriter managing the offering, if any; provided, however, that a registration shall not be deemed to have been made pursuant to this Section 5.3 if 51% or more of the stock included in such registration is registered for the account of the Company or for the account of others at the Company's request.

               (b) The Company shall not be required to effect more than 2 registrations pursuant to Section 5.3(a). In addition, the Company shall not be required to effect any registration within 6 months after the effective date of any other Registration Statement of the Company. During the period commencing 6 months

                                       19.

after the effective date of the Company's initial public offering and terminating 12 months after the effective date of the Company's initial public offering (the "First Required Registration Period"), the Holders may exercise only one right to require registration pursuant to Section 5.3(a). The second right to require registration pursuant to Section 5.3(a) (and the first right, if not exercised during the First Required Registration Period), shall be exercisable during the period commencing on the first annual anniversary of the effective date of the Company's initial public offering and terminating on the third annual anniversary of the effective date of the Company's initial public offering (the "Second Required Registration Period"); provided, however, that no registration shall be required if the sale of the Registrable Shares for which registration is requested may be effected upon reliance on Rule 144 under the Securities Act. Notwithstanding the foregoing, in the event that the Registrable Shares are not freely transferable without registration at the end of the Second Required Registration Period, then the Second Required Registration Period shall be extended for such period of time as is necessary in order for the Registrable Shares to be freely transferable without registration of such shares.

                (c) If at any time of any request to register Registrable Shares pursuant to this Section 5.3, the Company is engaged or has fixed plans to engage within 90 days of the time of the request, in a registered public offering as to which the Holders may include Registrable Shares pursuant to
Section 5.4, or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any 2-year period.

                (d) The Company shall select the lead underwriter for the public offering, with the approval of the Holders of a majority of the Registrable Shares to be included in any registration pursuant to this Section 5.3, which approval shall not be unreasonably withheld.

           5.4  INCIDENTAL REGISTRATION.

                (a) Whenever the Company proposes to file a Registration Statement (other than pursuant to Section 5.3) at any time and from time to time, it will, prior to such filing, give written notice to all Holders of its intention to do so and, upon the written request of a Holder of Holders given within 20 days after the Company provides such notice, the Company shall use its

                                       20.

best efforts to cause all Registrable Shares which the Company has been requested by such Holder or Holders to register to be registered under the Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder or Holders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 5.4 without obligation to any Holder.

                (b) In connection with any offering under this Section 5.4 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the Holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the Holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the forgoing is less than the total number of shares which the Holders of Registrable Shares have requested to be included, then the Holders of Registrable Shares who have requested registration and other holders of shares of Common Stock entitled to include shares of Common Stock in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company (including shares of Common Stock issuable upon conversion of the Preferred Stock, on an as-converted basis). If any Holder would thus be entitled to include more shares than such Holder requested to be registered, the excess shall be allocated among other requesting Holders pro rata based upon their total ownership of Registrable Shares.

                (c) All Holders of Registrable Shares proposing to distribute their securities in an offering under this Section 5.4 involving an underwriting shall (together with the Company and other shareholders of securities distributing their shares through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting.

         5.5 Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Act, the Company shall:

                                       21.

                (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

                (b) as soon as reasonably practicable prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of (i) the period of time required by the Commission, or (ii) 120 days from the effective date;

                (c) as soon as reasonably practicable furnish to each selling Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Holder;

                (d) as soon as reasonably practicable use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Holders shall reasonably request; provided, however, that the Company shall not be required in connection with this Section 5.5(d) to (i) qualify as a foreign corporation, (ii) execute a general consent to service of process in any jurisdiction, (iii) subject itself to taxation in such jurisdiction, or (iv) register in any state requiring, as a condition to registration, escrow or surrender of any Company securities held by the security holder other than a Purchaser; and

                (e) if an underwritten public offering, obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and an opinion from the Company's counsel in customary form and covering such matters of the type customarily covered in public issuances of securities, in each case addressed to the selling Holders.

                If the Company has delivered a preliminary or final prospectus to the selling Holders and after having done so the prospectus is amended to comply with the requirements of the Act, the Company shall promptly notify the selling Holders and, if requested, the selling Holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Holders shall be free to resume making offers of the Registrable Shares.

                                       22.

           5.6 ALLOCATION OF EXPENSES. The Company will pay all Registration Expenses of all registrations under this Agreement; provided, however, that is a registration is withdrawn at the request of the Holders requesting such registration (other than as a result of information concerning a material adverse change to the business of financial condition of the Company which is made known to the Holders after the date on which such registration was requested) and if the requesting Holders elect not to have such registration counted as a registration requested under Section 5.3(a), the requesting Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration in relation to the number of shares of the Company and of others which were included in the registration. For purposes of this Article V, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Article V, including without limitation, all registration and filing fees, exchange listing fees, printing expenses, the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel selected by the selling Holders, the fees and disbursements of the Company's accountants, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of the selling Holders' own counsel (other than the counsel selected to represent all of the selling Holders).

           5.7  INDEMNIFICATION.

                (a) In the event of any registration of any of the Registrable Shares under the Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each of its directors, officers or partners and each other person, if any, who controls such seller within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller or controlling person may become subject under the Act, the Exchange Act, Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and the Company will reimburse such seller and each such controlling person for any legal or any other expenses reasonably incurred by such seller or controlling person in connection with

                                       23.

investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller or controlling person specifically for use in the preparation thereof; and provided further, however, that any indemnification contained in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of any person who otherwise is entitled to indemnification hereunder on account of any loss, liability, claim, damage or expense if a copy of an amended or supplemental preliminary prospectus, or the final prospectus, shall have been delivered or sent to such person within the time required by the Act, and the untrue statement or omission of a material fact was corrected in such amended or supplemental preliminary prospectus or final prospectus and provided that such person did not deliver such amended or supplemental preliminary prospectus or final prospectus on a timely basis.

                (b) In the event of any registration of any of the Registrable Shares under the Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers or controlling persons may become subject under the Act, Exchange Act, Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the proceeds to each Holder of Registrable Shares sold as contemplated herein.

                                       24.

                (c) Each party entitled to indemnification under this Section
5.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.7 unless the failure to provide such notice materially prejudices the defense by the Indemnifying Party against such claim. The Indemnified Party may participate in such defense at such party's expense (provided that the counsel of the Indemnifying Party shall control the defense of such claim or proceeding); provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would, in the opinion of counsel of the Indemnified Party, be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, it being understood, however, that in such event, the Indemnifying Party shall be liable for the reasonable fees and expenses of only one counsel for the Indemnified Parties. No Indemnifying Party, in the defense of any such claim or litigation shall as to an Indemnified Party, except with the consent of such Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

           5.8 INDEMNIFICATION WITH RESPECT TO UNDERWRITTEN OFFERING. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 5.3(a), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering, provided that the Holders of Registrable Shares being included in such underwritten registration similarly agree to execute the underwriting agreement containing customary provisions with respect to indemnification by such Holders.

                                       25.

           5.9 INFORMATION BY HOLDER. Each Holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article V. Any failure by such Holder to make available such information shall constitute a waiver by such Holder of its rights to include such Holder's Registrable Shares in the registration.

           5.10 "STAND-OFF" AGREEMENT. Each Holder, if requested by the Company and an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Holder for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

           5.11 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. The Company shall not, without the prior written consent of the Holders holding at least 51% of the Registrable Shares enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (i) receive registration rights which could conflict with the rights granted to the Purchasers hereunder, or (ii) make a demand registration which could result in such registration statement being declared effective prior to the Company's initial public offering.

      VI.  CONDITIONS  TO THE PURCHASERS' OBLIGATIONS AT CLOSING

           The obligations of each of the Purchasers under Article I of this Agreement are subject to the fulfillment, or the waiver by such Purchaser, of the following conditions on or before the Closing Date:

           6.1. REPRESENTATIONS AND WARRANTIES; CONDITIONS. The representations and warranties set forth in Article II hereof shall be true and correct on and as of the date hereof and as of the Closing Date, and the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied prior to the Closing Date.

           6.2. NO ADVERSE CHANGE. Since the date of the Unaudited Financial Statements and except as expressly set forth in this Agreement or in any Schedule, Exhibit or other instrument required

                                       26.

to be furnished to the Purchasers hereunder, there shall have been no material adverse change in the business or financial condition or results of operations of the Company and no material litigation or other proceeding shall have been commenced by any person, including, without limitation, any governmental agency relating to any of the proposed transactions, or against the Company or any of its properties which is, if adversely determined against the Company would have a material adverse effect on the operations or financial condition of the Company.

           6.3 COMPLIANCE CERTIFICATE. The Company shall have delivered a certificate executed by the President, dated the Closing Date, certifying that the conditions specified in Section 6.1 have been satisfied.

           6.4 LEGAL OPINION. The Purchasers shall have received an opinion from Cozen and O'Connor, counsel to the Company, dated the Closing Date, addressed to the Purchasers, and reasonably satisfactory in form and substance to the Purchasers and their special counsel, substantially to the effect that:

                (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and is qualified to do business in every jurisdiction in which the business presently conducted by it makes such qualification necessary, except where such failure to qualify will not have an adverse effect on the Company.

                (b) Except for changes specified by this Agreement, the authorized capital stock of the Company is as described in Section 2.2 of this Agreement.

                (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will result in a violation of, or be in conflict with, the Articles of Incorporation, as amended, or bylaws of the Company, and will not, to the knowledge of such counsel, after due inquiry, (i) constitute a default under any material agreement, lease, mortgage, note, bond, indenture, license or other document or agreement known to such counsel and to which the Company is a party or by which the Company is bound or by which the Company or any of its properties or assets, may be adversely affected, or (ii) violate any order, rule, regulation, writ, injunction or decree of any court, administrative agency or governmental body to which the Company is subject or by which the Company is bound which default or violation would have a material adverse effect on the financial condition or operations of the Company.

                (d) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against


                                       27.

the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (e) The offer, sale and issuance of the Preferred Stock and the issuance of the Common Stock upon conversion of the Preferred Stock, under the circumstances contemplated by Agreement, constitute exempt transactions under the Securities Act or regulations promulgated thereunder as now in effect and do not require registration under the Securities Act.

                (f) The offer, sale and issuance of the Preferred Stock and the issuance of the Common Stock upon conversion of the Preferred Stock, under the circumstances contemplated by the Agreement, do not require registration, qualification or any other action under the securities laws of any state, or such registration, qualification or other action as is required to be taken by the Company has been duly effected or taken; or will be affected or taken in a timely manner so as to comply with such state securities laws.

                (g) Except with regard to the matter of federal and state securities law compliance, which matter is addressed in subsections (e) and (f) above, and the filing of the Amendment with the Secretary of State of the Commonwealth of Pennsylvania pursuant to the Pennsylvania Business Corporation Law of 1988, as amended, no consent, approval, authority or other order of any governmental agency or, to such counsel's knowledge, any other person or organization is legally required for the issuance and sale of the Preferred Stock pursuant to this Agreement.

                (h) Such counsel has not been retained by the Company in connection with any action, suit or proceeding, or governmental inquiry or investigation, pending or threatened against the Company.

           In rendering such opinion, such counsel may rely as to factual matters on certificates of executive officers of the Company, governmental officials and information furnished by the Purchasers, may make assumptions (which assumptions shall be specifically set forth) as to matters not reasonably independently verifiable by such counsel and may rely upon opinions of other counsel to the extent it reasonably deems appropriate, provided that reliance upon all such documents, certificates and opinions shall be specified in such opinion.

           6.5 PHYSICAL EXAMINATION; KEY MAN INSURANCE. Hedrick shall have had a complete physical examination with results that are satisfactory to the Purchasers, in their sole discretion. The


                                      28.

Company shall have purchased, or commenced its best efforts to purchase, key manager life insurance upon the life of Hedrick, in the amount of $2,000,000, with the proceeds payable to the Company.

           6.6 CERTIFICATES AND DOCUMENTS. The Company shall have delivered to special counsel to the Purchasers:

                (a) The Amendment in substantially in the form attached hereto as EXHIBIT A, which shall have been filed with the Secretary of State of the Commonwealth of Pennsylvania and be in effect prior to the Closing Date;

                (b) Certificates, as of the most recent practicable dates as to the corporate good standing of the Company issued by the Secretary of State of the Commonwealth of Pennsylvania, and nay other state in which the Company is required to be qualified to do business, confirming such good standing on or immediately prior to the Closing Date.

                (c) Bylaws of the Company in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                (d) Resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

           6.7 OTHER MATTERS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel.

     VII.  CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING

           The obligations of the Company under Article I of this Agreement are subject to fulfillment, or the waiver by the Company, on or before the Closing Date, of each of the following:

           7.1 REPRESENTATIONS AND WARRANTIES; CONDITIONS. The representations and warranties of the Purchasers set forth in Article III hereof shall be true and correct on and as of the date hereof and as of the Closing Date, and the Purchasers shall have performed and complied with all agreements and conditions on their part to be performed or complied with prior to the Closing.


                                      29.

           7.2 PURCHASE PRICE. Each Purchaser shall have tendered to the Company at the Closing the purchase price for the Preferred Stock purchased by such Purchaser pursuant to Article I hereof.

           7.3 OPINION OF COUNSEL. The Purchasers shall have delivered the opinion of counsel if required by Section 3.4 hereof.

           7.4 NO LITIGATION. No material litigation or other proceeding shall have commenced by any person, including without limitation, any governmental agency, relating to any of the transactions proposed by this agreement.

   VIII.   CO-SALE AGREEMENT

           8.1. CO-SALE

                (a) Hedrick hereby agrees not to enter into any transaction that would result in the sale by him of 51% or more of the capital stock of the Company held by Hedrick unless prior to such sale Hedrick gives each of the Purchasers written notice of his intention to effect such sale. Such notice shall set forth (i) the number, class and series of the share to be sold by Hedrick, (ii) the principal terms of the sale, including the price at which the shares are intended to be sold, and (iii) the percentage that such number of shares constitutes to the aggregate number of Common Stock Equivalents (as hereinafter defined) then held by Hedrick.

                (b) Each Purchaser shall have the right, exercisable upon written notice to Hedrick within 20 days after receipt of the notice from Hedrick, to participate in Hedrick's sale by selling that number of shares of Common Stock equal to the product obtained by multiplying (x) the aggregate number of shares of Common Stock Equivalents proposed to be sold by Hedrick, by
(y) a fraction, the numerator of which is the number of shares of Common Stock Equivalents then owned by the Purchaser, and the denominator of which is the combined number of shares of Common Stock Equivalents then owned by Hedrick and all of the Purchasers.

                (c) To the extent that any Purchaser elects not to sell the full number of shares it is entitled to sell pursuant to Section 8.1(b) above, the other Purchasers' rights to participate in the sale shall be increased pro-rata based upon the number of shares of Common Stock Equivalents then owned by a corresponding number of shares.

                (d) Each Purchaser may effect its participation in the sale by delivering to Hedrick for transfer to the purchaser one or more certificates, properly endorsed for transfer, which represent:


                                      30.

                   (i) the number of shares of Common Stock which the Purchaser elects to sell pursuant to this Section 8.1; or

                   (ii) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock the Purchaser elects to sell pursuant to this Section 8.1; provided, that, if the purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, the participating Purchaser shall convert the Preferred Stock and deliver Common Stock to Hedrick as a condition to such participation.

                (e) Each participating Purchaser shall be obligated to execute and deliver such agreements and other instruments, including a Purchase or Stock Agreement, which Hedrick is required to execute and deliver in connection with the sale by Hedrick of the Common Stock Equivalents, and to make such reasonable representations and warranties as to such participating Purchaser's shares as are customary in such agreements.

                (f) The certificates which each participating Purchaser delivers to Hedrick shall be tendered by Hedrick to the purchaser in consummation of the sale, and Hedrick shall promptly thereafter remit to each participating Purchaser that portion of the sale proceeds to which such participating Purchaser is entitled by reason of its participation in such sale.

                (g) For purposes of this Section 8.1, the term "Common Stock Equivalents" means shares of Common Stock, shares of Common Stock issuable upon conversion of Preferred Stock, on an as-converted basis and shares of Common Stock issuable upon exercise of options and warrants, on an as-exercised basis.

                (h) The provisions of this Section 8.1 shall terminate upon the closing of the Company's Public Offering as defined in Section 4.2 hereof.

     IX.   MISCELLANEOUS

           9.1 EXPENSES. Each party hereto shall bear its own costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and any transactions contemplated hereby, except that the Company shall pay the fees and disbursements of Klett Lieber Rooney & Schorling, special counsel to the Purchasers, not in excess of $20,000; provided, however, if the transactions contemplated by this Agreement are not consummated, the Company shall pay one-half of the fees and disbursements of Klett Lieber Rooney & Schorling, not in excess of $10,000. Such fees and disbursement of Klett Lieber Rooney & Schorling shall be paid at the Closing, or in the event


                                      31.

that the transactions contemplated hereby are not consummated, within 5 days after a statement for such fees and disbursements has been sent to the Company.

           9.2 FINDER'S FEES.

              (a) The Company (i) represents and warrants that it has retained no finder, agent or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and hold harmless the Purchasers of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives is responsible.

              (b) Each Purchaser severally (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold harmless the Company and the other Purchasers of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of such Purchaser's employees or representatives, is responsible.

           9.3 NOTICES. All notices, requests, consents and other communications hereunder (except as stated in the last sentence of this section 9.3) shall be in writing and shall be personally delivered or delivered by overnight courier or mailed by first-class registered or certified mail, postage prepaid, return receipt requested.

              (a) If to a Purchaser, at its address as set forth on SCHEDULE I hereto, or at such other address as may have been furnished to the Company by it in writing, with a copy to:

                          Jane E. Hepner, Esq.
                          Klett Lieber Rooney & Schorling
                          A Professional Corporation
                          40th Floor, One Oxford Centre
                          Pittsburgh, PA 15219-6498

              (b) If to the Company, at:

                          Geoffrey S. M. Hedrick
                          Innovative Solutions & Support, Inc.
                          420 Lapp Road
                          Malvern, PA 19455


                                      32.

                  with a copy to:

                          Steven N. Hass, Esq.
                          Cozen and O'Connor
                          The Atrium
                          1900 Market Street
                          Philadelphia, PA 19103

The financial statements required by section 4.1 may be mailed by first-class regular mail.

           9.4 INTEGRATION; AMENDMENTS AND WAIVER. This Agreement, together with all Schedules and Exhibits hereto, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchasers purchasing at least 51% of the Preferred Stock issued and sold pursuant to this Agreement and, as to Article VIII and the obligations of Hedrick arising under
Section 4.7, the written consent of Hedrick. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

           9.5 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

           9.6 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

           9.7 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of, the respective representatives, successors and assigns of the parties hereto.

           9.8 EXHIBITS, SCHEDULES, AND HEADINGS. Each Exhibit and Schedule to this Agreement is made a part of this Agreement as though set forth in full herein. The headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

           9.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                      33.

           9.10 CONSENT BY PARKER. By execution if this Agreement, Parker-Hannifin Corporation acknowledges and agrees that the terms set forth therein shall apply only to the Preferred Stock and the Common Stock into which the Preferred Stock may be converted, being offered and sold hereby, and to no other securities of the company now or hereafter owned by it.

           9.11 ACKNOWLEDGMENTS AND AGREEMENTS BY THE PURCHASERS AND THE COMPANY. It is acknowledged and agreed by the Purchasers and the Company that concurrently with (or immediately after) the Closing, the following transactions shall occur:

                (a) C.I.P. Capital, L.P. shall deliver to the Company stock certificate number C21 evidencing 4,000 shares of Common Stock in exchange for a certificate evidencing 4,000 shares of Common Stock and a certificate evidencing 4,333 shares of Preferred Stock; and

                (b) Parker-Hannifin Corporation shall deliver to the Company stock certificate number C22 evidencing 1,004 shares of Common Stock in exchange for a certificate evidencing 1,004 shares of Common Stock and a certificate evidencing 1,088 shares of Preferred Stock.

                The Purchasers and the Company consent to the foregoing transactions.


                                      34.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year written above.

                               INNOVATIVE SOLUTIONS &
                               SUPPORT, INC.

                               By: /s/ GEOFFREY S. M. HEDRICK
                                  ---------------------------
                               Title: President
                                     ------------------------

                               ------------------------------
                               Geoffrey S. M. Hedrick

                               THE P/A FUND
                               By Fostin Capital Partners II

                               By: /s/ Joel P. Adams
                                  ---------------------------
                               Title: GP
                                     ------------------------

                               PARKER-HANNIFIN CORPORATION

                               By: /s/ Stephen Hayes
                                  ---------------------------
                               Title: Vice President
                                     ------------------------

                                      35.

                                   SCHEDULE I

       PURCHASER                       PREFERRED STOCK        PURCHASE PRICE

The P/A Fund                               138,750           $  3,330,000.00*
Adams Capital Management
518 Broad Street
Sewickley, PA 15143

Parker-Hannifin Corporation                 27,917           $    670,008.00
17325 Euclid Avenue
Cleveland, Ohio 44112


     * Of which $3,080,000.00 shall be delivered in cash by wire transfer and $250,000.000 shall be by delivery of the Demand Note, Security Agreement and UCC termination statements as set fourth in Section 1.2(b) hereof.